INTERNATIONAL SHIPHOLDING CORPORATION ANNOUNCES
CLOSING OF UNITED OCEAN SERVICES ACQUISITION

Mobile, Alabama, November 30, 2012 – International Shipholding Corporation (NYSE: ISH) announced today the successful closing of the previously announced acquisition of U.S. United Ocean Services, LLC (“UOS”), a provider of marine transportation services for dry bulk and break-bulk commodities in the United States. The acquisition was completed for a total purchase price of $111 million cash and is expected to be immediately accretive to earnings and operating cash flow.

With the addition of UOS, which operates two handysize bulkers and four tug/barge units, ISH has a leading position in the U.S. Jones Act dry bulk market with total capacity of 197,000 dead weight tons. The UOS fleet operates on long-term contracts with longstanding customers. This acquisition provides ISH with a more diverse product offering and improved operating efficiencies and is expected to increase the Company’s contracted revenue stream to approximately 68% of total revenue in 2013.

Mr. Niels M. Johnsen, ISH’s Chairman and Chief Executive Officer, stated, “With the closing of the UOS acquisition, we have strengthened our presence as a leader in the U.S. Jones Act dry bulk market. This acquisition complements our proven growth strategy providing value to our shareholders by operating in niche markets on medium to long-term contracts with quality counterparties.”

DNB Markets, Inc. acted as exclusive financial advisor to ISH.

About International Shipholding Corporation
International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and international flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts.

For more information about the company, please visit www.intship.com

FORWARD LOOKING STATEMENTS

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the expected timing and benefits of the acquisition and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive all required regulatory approvals or clearances; our ability to finance the acquisition and the post-closing operations of the combined company on terms that are satisfactory or at all; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the acquisition will be greater than expected; the ability of the combined company to retain and hire key personnel; our ability to maximize the usage of our newly-purchased and incumbent vessels on favorable economic terms; our ability to effectively handle our substantial leverage by meeting the payment and covenant requirements in each of our debt instruments, thereby avoiding any defaults under those instruments and avoiding cross defaults under others; changes in domestic or international transportation markets that reduce the demand for shipping generally or our vessels in particular or increase our operating costs; political events in the United States and abroad, including terrorism and piracy, and the U.S. military’s response to those events; election results, regulatory activities and the appropriation of funds by the U.S. Congress; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  Due to these uncertainties, we cannot assure that the proposed acquisition will in fact be consummated.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made.  Except for meeting our ongoing obligations under the federal securities laws, we undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:
The IGB Group
David Burke
(646) 673-9701
dburke@igbir.com
Leon Berman
(212) 477-8438
lberman@igbir.com
International Shipholding

International Shipholding
Niels M. Johnsen, Chairman (212) 943-4141
Erik L. Johnsen, President (251) 243-9221